Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TransNet Corporation (the “Company”) hereby certify to such officer’s knowledge that:

1.	The Quarterly Report on Form 10-Q of the Company for the fiscal period ended March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Steven J. Wilk

Steven J. Wilk
Chief Executive Officer

Date: May 23, 2011

/s/ John J. Wilk

John J. Wilk
Chief Financial Officer

Date: May 23, 2011